CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-25877, 333-28483, 333-30371, 333-67684, 333-50671, 333-133098, and 333-134558) and on Form S-3 (No. 333-126670) of Collective Brands, Inc. of our report dated February 12, 2007 relating to the financial statements of The Stride Rite Corporation, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 30, 2007